STOCK OPTION AND WARRANT
CANCELLATION AND SURRENDER AGREEMENT

THIS STOCK OPTION AND WARRANT CANCELLATION AND SURRENDER AGREEMENT (this “Agreement”) is made to be effective as of the 19th day of February, 2010, by and between Ohio Legacy Corp., an Ohio corporation (“OLC”), and _______________, an individual resident of the State of __________ (the “Optionee”).

WITNESSETH:

WHEREAS, the Optionee is the holder of an outstanding option to purchase __________ OLC common shares, no par value per share (the “Option”) and warrants to purchase __________ shares of common stock, no par value per share (the “Warrants”) (the Option and the Warrants collectively referred to as “Rights”);

WHEREAS, the Option was granted in accordance with the Ohio Legacy Corp. Omnibus Stock Option, Stock Ownership and Long Term Incentive Plan (the “Plan”);

WHEREAS, OLC is in the process of completing a Change in Control Transaction, as defined in the Plan (the “Transaction”);

WHEREAS, pursuant to Section 3.6 of the Plan (in the case of Employee options) and Section 5.6 (in the case of Director options), the Rights, if not fully exercised prior to the consummation of the Transaction, will terminate unless the Rights are assumed in writing by the successor in the Transaction or the successor has agreed in writing to grant substitute options of the successor;

WHEREAS, the successor in the Transaction has not agreed in writing to assume the Rights or substitute any Rights therefore; and

WHEREAS, unless the Optionee exercises all of the Rights prior to the consummation of the Transaction, such Rights will terminate at of the consummation of the Transaction;

WHEREAS, the Optionee does not intend to exercise the Rights prior to consummation of the Transaction;

NOW, THEREFORE, OLC and the Optionee hereby agree as follows:

1.           The Optionee acknowledges that (i) the Rights will be terminated as of the effective time of the Transaction unless exercised in full prior to such time, and (ii) the Optionee does not intend to exercise such Rights.

2.           The Rights are hereby cancelled and extinguished and are hereafter of no further force or effect, as a result of which the Optionee has no rights related thereto.

3.           The Optionee hereby releases any and all rights or claims that the Optionee may have against OLC, its directors, officers, affiliates, representatives, agents and successors arising in any way under the Plan or in any way related to the Rights.

4.           If for any reason the Transaction is not completed, this Agreement shall be null and void and of no force or effect.

5.           This Agreement shall be governed in all respects by the laws of the State of Ohio.  This Agreement may be executed in multiple counterparts and by facsimile or electronic transmission, each of which shall be an original and all of which together shall constitute one and the same Agreement.

[Remainder of Page Intentionally Blank; Signatures Follow]

IN WITNESS WHEREOF, the undersigned have executed this Stock Option and Warrant Cancellation Agreement to be effective as of date first above written.

OPTIONEE	OHIO LEGACY CORP.

By:
D. Michael Kramer, President and CEO